Exhibit 10.1

Director Nomination Agreement

This Director Nomination Agreement (the “Agreement”) effective as of August 15, 2016 (the “Effective Date”) is among Esplanade Capital Partners I LLC (“Esplanade”), Novation Companies, Inc. (“Novation”), together the “Nominating Shareholders”, the undersigned Nominees of the Nominating Shareholders and Nevada Gold & Casinos, Inc. (the “Company”)

The Company, the Nominating Shareholders and the Nominees agree as follows:

1.	As of the Effective Date the Nominating Shareholders irrevocably withdraw their Notices of Shareholder Nominations dated July 12, 2016 for the 2016 Annual Meeting of Shareholders of the Company (the “Notice of Shareholder Nominations”).

2.	The Corporate Governance and Nominating Committee of the Company’s board of directors (the “Board”) has reviewed and approved the qualifications of Shawn W. Kravetz and Rudolph K. Kluiber, each a designee and nominee of the Nominating Shareholders, (the “Nominees”) and has recommended their nomination to the Board.

3.	The Board has approved Messrs. Kravetz and Kluiber as director nominees to be included in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders of the Company.

4.	The Board will increase the size of the Board from 5 to 7 members to accommodate the election of Messrs. Kravetz and Kluiber as Class III and Class II directors respectively.

5.	As a condition to the nomination of Messrs. Kravetz and Kluiber as directors of the Company for the 2016 Annual Meeting both Messrs. Kravetz and Kluiber agree to submit to the jurisdictions of the Nevada Gaming Commission and Nevada Gaming Control Board, the Washington State Gambling Commission and the South Dakota Commission on Gaming, herein after referred to the “Regulatory Authorities” and shall provide all the information, without exception, to the Regulatory Authorities and the Company including information requested in background investigations, gaming applications, proxy statements or any other required filings under applicable law and any information required in connection with confirming independence or in satisfying compliance and legal obligations.

6.	The Company will reimburse the Nominating Shareholders for their reasonable and customary legal expenses relating to the Notice of Shareholders Nomination and this Agreement.

7.	Upon his election as a director, Shawn W. Kravetz shall be appointed to the Corporate Governance and Nominating Committee of the Board of Directors of the Company.

8.	The Nominating Shareholders shall cause all voting securities of the Company with respect to which they have voting power to be present for quorum purposes and to vote at the 2016 Annual Meeting of Shareholders of the Company for all directors nominated by the Board for election at the Shareholders Meeting and in accordance with the recommendation of the Board on all other matters brought before the meeting.

9.	The Nominating Shareholders and Messrs. Kravetz and Kluiber shall comply with all corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines of the Company as approved by the Board from time to time.

10.	The Company will announce this Agreement and the material terms thereof by means of a press release issued at the time the Company files a Form 8-K with the Securities and Exchange Commission announcing this Agreement. The Press Release will be attached to the Form 8-K.

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11.	Each of the parties represents and warrants to the other party that:

(a)	such party has all requisites company power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)	this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

(c)	this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound, or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

12.	As of the effective date, Esplanade beneficially owns 840,229 shares of Common Stock, of the Company, of which it has the sole voting and dispositive power; Novation is the beneficial owner of 1,000 shares of Common Stock of the Company.

13.	This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

14.	All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if given by overnight mail and email, when such overnight mail and email are transmitted to the address and email address set forth below and appropriate confirmations are received:

If to the Company:
Nevada Gold & Casinos, Inc.
133 E. Warm Springs Road, Suite 102
Las Vegas, NV 89119
Attention: President
Email: mshaunnessy@nevadagold.com

With a copy to:
Nevada Gold & Casinos, Inc.
133 E. Warm Springs Road, Suite 102
Las Vegas, NV 89119
Attention: General Counsel
Email: eeast@nevadagold.com

If to Esplanade or
Shawn W. Kravetz:
Esplanade Capital Partners I LLC
One International Place, 14th Floor
Boston, MA 02110
Attention: Shawn W. Kravetz
Email: shawn@esplanadecaptial.com

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If to Novation
Companies, Inc.:
Novation Companies, Inc.
2114 Central Street, Suite 600
Kansas City, MO 64108
Attention: Rodney E. Schwatken
Email: rodney.schwatken@novationcompanies.com

If to Rudolph K Kluiber:
GRT Capital Partners
One Liberty Square, 11th Floor
Boston, MA 02109
Attention: Rudolph K. Kluiber
Email: rkluiber@grtcapital.com

15.	If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have not effect upon the legality or enforceability of any other provision of this Agreement.

16.	This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

17.	This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement however, shall be binding on successors of the parties hereto.

18.	This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other person.

19.	The parties hereto agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the federal or state courts located in Clark County in the Sate of Nevada. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

20.	Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

NEVADA GOLD & CASINOS, INC.

By:
		Name:	William J. Sherlock
		Title:	Chairman of the Board

ESPLANADE CAPITAL PARTNERS I LLC

By:
		Name:	Shawn W. Kravetz
		Title:	President and Chief Investment Officer of Manager

NOVATION COMPANIES, INC.

By:
		Name:	Rodney E. Schwatken
		Title:	Chief Executive Officer
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Shawn W. Kravetz
Nominee

Rudolph K. Kluiber
Nominee

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